Exhibit 10.4

                                    AGREEMENT


          Agreement dated as of October 23, 1998, by and among Chelsea GCA Realty Partnership, L.P., a Delaware limited partnership ("Chelsea"), Chelsea GCA Realty, Inc., a Maryland corporation ("Chelsea, Inc."), Simon Property Group, L.P., a Delaware limited partnership ("Simon"), Simon/Chelsea Houston Development L.P., a Texas limited partnership (the "Partnership"), Mills Texas Acquisitions Limited Partnership, a Delaware limited partnership ("Mills"), The Mills Limited Partnership, a Delaware limited partnership ("Mills LP"), The Mills Corporation, a Delaware corporation, and Simon Property Group (Texas) L.P. ("Simon Texas").

                              W I T N E S S E T H :

          WHEREAS, the parties hereto have been involved in a dispute relating to the construction by the Partnership of a shopping center in Harris County, Texas (the "Center"); and

          WHEREAS, the parties are involved in a lawsuit brought by Mills LP against various parties, including Chelsea and Simon, filed in the 334th Judicial District of Harris County, Texas, Docket Number 98-40212 (the "Lawsuit"); and

          WHEREAS, the Lawsuit includes allegations, which the defendants dispute, that defendants, in developing the Center, were engaged in tortious interference with a contract, tortious interference with prospective business relations and utilization of confidential information of Mills LP; and

          WHEREAS, S/C Houston Development LLC, a Delaware limited liability company ("Houston Development"), is the sole general partner of the Partnership, and Chelsea Texas Holdings, LLC, a Delaware limited liability company ("Chelsea Texas") whose sole member is Chelsea, and Simon Texas owned by Simon and Affiliates (as defined herein), are the sole limited partners of the Partnership; and

          WHEREAS, Chelsea and Simon Texas are the sole members of Houston Development; and

          WHEREAS, the parties hereto desire to settle the Lawsuit and any and all claims relating thereto, and therefore to have Mills purchase Chelsea's interest in the Center and to have Chelsea agree to be bound by, and continue to comply with, the restrictive covenant provision contained herein;

          NOW, THEREFORE, in consideration of the promises and the mutual covenants and conditions herein contained, the parties agree as follows:

          1. ACQUISITION OF INTEREST. Chelsea hereby sells, transfers and assigns to Mills all of its right, title and interest in and to Houston Development and Chelsea Texas, which constitute all the interests, direct and indirect, of Chelsea and its Affiliates in and to the Partnership so that Mills owns Chelsea Texas which is a limited partner in the Partnership and a member of Houston Development. It is the intent of Chelsea and its Affiliates to transfer to Mills all of their interests and rights in the Center. In addition, Chelsea hereby transfers and assigns and agrees to deliver to Houston Development that certain promissory note dated August 12, 1998 in the principal amount of up to $30,000,000, that certain Deed of Trust executed by the Partnership to John M. Nolan, as trustee for the benefit of Chelsea, dated August 12, 1998 and all other documents executed in connection therewith. Any amounts drawn down under the note are included in the Maximum (as defined herein). Simon and Simon Texas hereby consent to such transfers, which consent is subject to execution and delivery of the S/M Agreement (as defined herein), in form and substance satisfactory to Simon in its sole and absolute discretion. In consideration thereof, Mills hereby agrees to reimburse Chelsea for all direct expenses incurred by Chelsea in connection with the Center (including costs incurred by Chelsea relating to the Lawsuit) (the "Chelsea Expenses") and 50% of all third party development and construction costs incurred by Chelsea on behalf of the Partnership or by the Partnership with respect to the Center on or prior to the date hereof, including, but not limited to, fees and expenses paid or incurred in connection with the acquisition of the land upon which the Center was to be constructed (including the cost of the land), architects, consultants, advisors, appraisers, title insurers, surveyors, attorneys, engineers, construction loan financing and any other third parties (collectively, the "Third Party Expenses"); provided, however, that the Chelsea Expenses and 50% of the Third Party Expenses shall not exceed an aggregate of $9,137,500 (the "Maximum"). The Chelsea Expenses and Third Party Expenses include all expenses anticipated to be incurred in connection with the termination or cancellation of all contracts and leases entered into by Chelsea on behalf of the Partnership or by the Partnership with respect to the Center. The Maximum does not include the obligations of the Partnership set forth on Schedule A attached hereto which are to be performed after the date hereof and for which Chelsea shall not have any further liability. Chelsea shall terminate all existing contracts relating to the construction of the Center, including all tenant leases; provided, however, that if the Partnership requests that Chelsea not terminate a contract, then Chelsea shall not terminate such contract and it shall not have any further liability with respect to such contract for matters which occur after the date hereof. Nothing in this Agreement shall prohibit Mills LP or its Affiliates from entering into leases with any tenants whose leases were terminated hereunder. Mills is herewith wire transferring to an account designated by Chelsea, in immediately available funds, the Maximum. In addition, as additional consideration for Chelsea transferring its interest in the Partnership to Mills, Mills is herewith wire transferring to an account designated by Chelsea, in immediately available funds, the amount of $2,500,000. If Chelsea for accounting purposes reports a gain on the sale of its interests hereunder, then the amount of such gain shall promptly be paid to Mills or Mills may set-off such amount against any Annual Payments. Chelsea and Simon severally represent and warrant to Mills and each other as follows: (i) neither they nor the Partnership has any obligations to construct the Center or any other facility at such location; (ii) the fourth and fifth recitals are true and correct; (iii) the option to acquire additional land has not been exercised; (iv) they are not in breach or violation of the agreement of limited partnership for the Partnership or the operating agreement for Houston Development or any other agreements between Chelsea, Simon or the Partnership with respect to the Center; (v) each of them is responsible for 50% of the costs relating to the Center incurred prior to the date hereof, including anticipated costs and the termination costs involved in connection with the leases and contracts and the payment to the lender if the loan commitment is not closed, and (vi) each of them has not taken any action to encumber the assets of the Partnership, except for the existing deed of trust. Chelsea further covenants with Simon that it will use, to the extent not already paid directly to third parties, the reimbursement received from Mills to pay Chelsea's 50% obligations of the costs relating to the Center referenced in clause (v) above. Each of Simon and Chelsea agrees to indemnify the other for all costs incurred in excess of their 50% share. Chelsea represents and warrants to Mills that it and its Affiliates are transferring the interests contained in this Section 1 free and clear of all taxes, claims, liens and security interests and that no consents are needed to transfer the same, except for the consent of Simon and Simon Texas.

          2. RESTRICTIVE COVENANT PAYMENTS. Ancillary to the transfer of Chelsea's interest in the Partnership and the Center and in settlement of the Lawsuit, the parties have agreed to enter into the restrictive covenant (the "Restrictive Covenant") contained in Section 3 hereof. Notwithstanding anything to the contrary contained herein, nothing contained herein shall constitute an admission by Chelsea or Simon of any liability under the Lawsuit. As consideration of Chelsea's agreement to enter into the Restrictive Covenant contained in Section 3 hereof and Chelsea's annual satisfaction of such covenant, Mills agrees to pay to Chelsea $3,000,000 for such covenant on the date hereof, by wire transfer to an account designated by Chelsea, in immediately available funds, and four annual payments of $4,600,000 each on each of January 2, 1999, January 2, 2000, January 2, 2001 and January 2, 2002, as adjusted below (the "Annual Payments"), for Chelsea's annual satisfaction of the covenant contained in Section 3 hereof for each respective calendar year containing each such payment date; provided, however, that each Annual Payment shall not exceed 3-1/2% of the gross revenues projected by Chelsea to be received in the year in which such Annual Payment is to be made (the "3-1/2% Amount"); provided, further, however, that (i) if the Annual Payment is limited by the 3-1/2% Amount in a given year, then the excess of the Annual Payment for such year (without regard to the limitation) over the 3-1/2% Amount shall be treated as an addition to the Annual Payment in respect of the next succeeding year, so long as such next succeeding year is prior to calendar year 2004, and shall be payable in the same manner (and subject to the same limitation) as the Annual Payment, and (ii) if prior to the end of a year Chelsea shall have determined that the amount paid to Chelsea in any year as the Annual Payment for such year exceeded or will exceed the 3-1/2% Amount (as calculated based on updated projections for such year), such excess shall promptly be paid by Chelsea to Mills, with interest at the rate of 6% per annum, and then such excess shall be treated as an addition to the Annual Payment in respect of the next succeeding year, subject to the provisions of clause (i) above. Chelsea agrees to notify Mills on or prior to December 15 of each year if the Annual Payment with respect to the payment to be made on January 2 of the following year is projected to exceed the 3-1/2% Amount. The Annual Payments to be paid to Chelsea shall be secured by shares of Common Stock (the "Common Stock") of The Mills Corporation having a market value on the date hereof of $21,160,000 (the "Escrowed Shares"), which Escrowed Shares are being placed in escrow pursuant to an Escrow Agreement (the "Escrow Agreement") being executed concurrently herewith. Based on the market price of a share of Common Stock on the date hereof, 1,007,620 shares of Common Stock initially are being deposited by The Mills Corporation in escrow; provided, however, that if during the term of the Escrow Agreement the Market Value (as defined in the Escrow Agreement) of the Escrowed Shares for the 20 consecutive trading days preceding December 15 of any year shall fall below 115% of the Annual Payments remaining to be made (calculated solely for this purpose without any limitation on the amount thereof) (the "Remaining Annual Payments"), then The Mills Corporation, within 10 days thereafter, shall deposit into escrow additional shares of Common Stock so that the Market Value at that time will equal 115% of the Remaining Annual Payments. The Mills Corporation agrees that if any Escrowed Shares are to be released to Chelsea from escrow, at the time of such release such Escrowed Shares will be registered for resale by Chelsea pursuant to a Registration Rights Agreement being executed concurrently herewith. The Mills Corporation represents and warrants to Chelsea that the Escrowed Shares are (i) duly authorized, validly issued, fully paid and non-assessable and free and clear of all taxes, claims, liens and security interests, (ii) will be listed in the United States (subject to notice of issuance) on all stock exchanges, including the Nasdaq Stock Market, if any, on which the Common Stock is listed at the time of issuance and (iii) when and if released from the Escrow Agreement to Chelsea, Chelsea will acquire good and marketable title thereto, free and clear of all taxes, claims, liens and security interests. At any time while Annual Payments are payable, Mills shall have the right to replace the Escrowed Shares by an irrevocable letter or letters of credit (the "Letter of Credit") in the aggregate original face amount of the Remaining Annual Payments, in form and substance satisfactory to Chelsea, which Letter of Credit shall provide for (x) four equal annual draw downs in each of January 1999, January 2000, January 2001 and January 2002 or (y) four separate letters of credit expiring seriatim on each of January 31, 1999, January 31, 2000, January 31, 2001 and January 31, 2002. Upon issuance of the Letter of Credit, the Escrow Agreement will be terminated. The payment of the additional consideration provided for in this
Section 2 is conditioned upon the continued performance by Chelsea of the obligations under Section 3 through December 31, 2002. Mills shall not have the right to set-off or deduct from any Annual Payments any amounts allegedly owed to Mills by Chelsea arising out of Chelsea's breach of its indemnification obligations contained in this Agreement unless and until Mills shall have delivered to Chelsea at least 10 days prior written notice setting forth the terms of Chelsea's alleged breach and, thereafter, Mills deposits the amount of such claimed breach in an escrow account with a bank or financial institution.

          3. RESTRICTIVE COVENANT. The parties acknowledge that this Agreement arises out of a Lawsuit challenging the right of Chelsea and Simon to build the Center allegedly in contravention of Mills' rights, which Chelsea and Simon dispute, and that it is necessary to enter into this Restrictive Covenant to further the goals of the settlement of the Lawsuit. Chelsea agrees with Mills, Simon and the Partnership that for a period commencing on the date hereof and terminating December 31, 2002, that it shall not directly or indirectly or through any Affiliate, own any interest in, manage, operate or control any Chelsea-type center, manufacturers outlet center or "Mills-type center" (which Mills-type center means a center substantially similar in the mix of tenants to the projects owned and operated by Mills or its Affiliates on the date hereof) (collectively the "Restricted Centers") within the radius of the site of the Center (the "Territory") as specified below; provided, however, that the foregoing (i) shall not prevent Chelsea from investing in securities if such class of securities in which the investment is so made is listed on a national securities exchange or is issued by a company registered under Section 12(g) of the Securities Exchange Act of 1934, so long as such investment holdings do not, in the aggregate, constitute more than 5% of the voting stock of any company's securities, (ii) shall not apply to any Restricted Centers owned or acquired by any entity which is not an Affiliate of Chelsea and which acquires substantially all the assets of Chelsea or into which Chelsea is consolidated or merged or
(iii) shall not apply to any Restricted Centers owned or acquired by an entity acquired by Chelsea; provided, further, however, that subclauses (ii) and (iii) shall not permit the development or redevelopment of Restricted Centers by such entities. The radius of the Territory shall be as follows: (i) until December 31, 1999, 50 miles, (ii) thereafter until December 31, 2000, 40 miles, (iii) thereafter until December 31, 2001, 30 miles and (iv) thereafter 20 miles. If Chelsea or any Affiliate violates any provisions of this Section 3, Mills shall be relieved of any further obligation to pay any unpaid amounts due under
Section 2 hereof; provided, however, that if such violation occurs on or prior to December 31, 2000, then in addition Chelsea shall also pay to Mills the lesser of (i) $12,200,000 or (ii) all amounts previously paid to Chelsea pursuant to Section 2 of this Agreement; provided, further, however, that Chelsea shall not have any further liability for such violation. The parties agree that the amounts to be paid upon violation of this Restrictive Covenant are liquidated damages and not a penalty and that actual damages that can reasonably be anticipated as the result of a breach are difficult to ascertain at the date of this Agreement, but these amounts are a reasonable estimate of the actual damages that Mills would incur. In addition, Mills shall also have the right to seek injunctive relief. If any of Mills, Simon or the Partnership institutes a lawsuit or seeks arbitration relating to the violation of this Restrictive Covenant and is successful, Chelsea shall be responsible for the attorneys fees and expenses of Mills, Simon or the Partnership.

          4. INDEMNIFICATION. Subject to Chelsea's compliance with its obligation to pay for 50% of the Partnership's costs as set forth in Section 1 hereof, the Partnership hereby agrees to indemnify and hold Chelsea harmless from and reimburse Chelsea for all matters to the extent such matters accrue or arise from conduct or events arising after the date hereof, including any obligations set forth on Schedule A hereto. Chelsea hereby agrees to indemnify and hold Mills and its Affiliates harmless from any and all matters relating to the Center (including, without limitation, liabilities, claims of tenants and expenses in excess of the Maximum) to the extent such matters accrue or arise from conduct or events on or prior to the date hereof except for those matters set forth on Schedule A; provided, however, that Chelsea will not have any liability hereunder for incremental expenses resulting from any action taken by Mills or the Partnership after the date hereof.

          5. LAWSUIT. Promptly after the execution of this Agreement, the parties will dismiss the Lawsuit with prejudice and without costs, and file all appropriate documents to effectuate this.

               5A. MILLS LP RELEASE. Mills LP releases and discharges each of the parties to this Agreement, its parents, subsidiaries, Affiliates, predecessors, successors, assigns, present and former employees, officers, directors, agents, attorneys and insurers (collectively, "Mills Releasees") from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, liens, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims and demands whatsoever, in law or equity, which Mills LP ever had, now have or hereafter can, shall or may have, for, upon, or by reason of any matter, cause or thing arising out of or relating to the facts asserted in the Lawsuit, any claims or counterclaims relating to the Center that could have been asserted in the Lawsuit, and any facts occurring on or before the date of this Agreement relating to permitting or other governmental approvals for development at the Center site. Notwithstanding the foregoing, nothing in this release shall affect any claim or right Mills LP may have (a) under this Agreement, (b) under the Joint Venture Agreement between Mills LP and Simon dated November 30, 1995 concerning any shopping center development other than the Center, (c) under the Agreement ("S/M Agreement") between Mills LP, Simon Texas and Simon dated the date hereof or (d) against Simon for any matters relating to the Partnership or Houston Development occurring on or prior to the date hereof.

               5B. CHELSEA RELEASE. Chelsea and Chelsea, Inc. release and discharge each of the parties to this Agreement, its parents, subsidiaries, Affiliates, predecessors, successors, assigns, present and former employees, officers, directors, agents, attorneys and insurers (collectively, "Chelsea Releasees") from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, liens, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims and demands whatsoever, in law or equity, which Chelsea or Chelsea, Inc. ever had, now have or hereafter can, shall or may have, for, upon, or by reason of any matter, cause or thing arising out of or relating to the facts asserted in the Lawsuit, any claims or counterclaims relating to the Center that could have been asserted in the Lawsuit, and any facts occurring on or before the date of this Agreement relating to permitting or other governmental approvals for development at the Center site. Notwithstanding the foregoing, nothing in this release shall affect any claim or right Chelsea or Chelsea, Inc. may have (a) under this Agreement or (b) against Simon for any matters relating to the Partnership or Houston Development occurring on or prior to the date hereof.

               5C. SIMON RELEASE. Simon releases and discharges each of the parties to this Agreement, its parents, subsidiaries, Affiliates, predecessors, successors, assigns, present and former employees, officers, directors, agents, attorneys and insurers (collectively, "Simon Releasees") from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, liens, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims and demands whatsoever, in law or equity, which Simon ever had, now have or hereafter can, shall or may have, for, upon, or by reason of any matter, cause or thing arising out of or relating to the facts asserted in the Lawsuit, any claims or counterclaims relating to the Center that could have been asserted in the Lawsuit, and any facts occurring on or before the date of this Agreement relating to permitting or other governmental approvals for construction of the Center site. Notwithstanding the foregoing, nothing in this release shall affect any right Simon may have (a) under this Agreement, (b) under the Joint Venture Agreement between Mills LP and Simon dated November 30, 1995 concerning any shopping center development other than the Center, (c) under the S/M Agreement or (d) against Chelsea for any matters relating to the Partnership or Houston Development occurring on or prior to the date hereof.

               5D. CAPACITY OF PARTIES. The provisions of this Agreement shall apply to all parties both directly and indirectly; accordingly, if a party is subject to a restriction, has undertaken an obligation or has granted a right pursuant to the provisions of this Agreement, then every current or future Affiliate of such party shall be subject to the same provisions of this Agreement (i.e., such party cannot avoid a provision of this Agreement by acting through an Affiliate.) For purposes of this Agreement, "Affiliate" shall have the same meaning as contained in Rule 144 under the Securities Act of 1933, as amended, which term includes David Bloom.

          6. CONFIDENTIALITY. All leasing information provided by Chelsea relating to the Center shall remain the confidential and proprietary information of Chelsea and neither Mills nor Simon shall, directly or indirectly, without the prior consent of Chelsea, use or disclose to any other person or entity any of such leasing information, except as required by law or except for information disclosed to Mills or Simon by a source other than Chelsea who, to the knowledge of Mills or Simon, was not restricted from disclosing such information; provided, however, that Simon shall have the right to use leasing information of which it has knowledge for any purpose with respect to development at other locations. Mills hereby agrees and acknowledges that confidential leasing information disclosed by Chelsea to Simon will not be disclosed to Mills by Simon.

          7. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns, the Mills Releasees, Simon Releasees and Chelsea Releasees; provided, however, that Mills may not assign its rights or obligations hereunder without the consent of Chelsea and Simon, except that Mills may assign its right to acquire the interests specified in Section 1 to an Affiliate, which assignment shall not release Mills from any of its obligations hereunder.

          8. ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties with respect to its subject matter and may only be changed by a writing signed by the party to be charged.

         9. NOTICES. All notices, requests, demands, documents and other communications given or due hereunder shall hereafter be made in writing and shall be deemed to have been duly given when hand delivered, when received if sent by telecopier or by same day or overnight recognized commercial courier service or three business days after being mailed by certified or registered mail, return receipt requested, postage prepaid:

         If to Simon or Simon Texas:
                                             Simon Property Group, L.P.
                                             National City Center
                                             115 West Washington Street
                                             Indianapolis, Indiana 46204
                                             Attn:  Chief Executive Officer

         with a copy to:
                                             Simon Property Group, L.P.
                                             National City Center
                                             115 West Washington Street
                                             Indianapolis, Indiana 46204
                                             Attn:  General Counsel

         If to Mills or Mills LP:
                                             The Mills Corporation
                                             1300 Wilson Blvd., Suite 400
                                             Arlington, Virginia 22209
                                             Attn:  President

         with a copy to:
                                             The Mills Corporation
                                             1300 Wilson Blvd., Suite 400
                                             Arlington, Virginia 22209
                                             Attn:  General Counsel


         If to Chelsea or Chelsea, Inc.:
                                             Chelsea GCA Realty Partnership,
                                             L.P.
                                             103 Eisenhower Parkway
                                             Roseland, New Jersey 07068
                                             Attn:  Chairman of the Board

         with a copy to:
                                             Martin H. Neidell, Esq.
                                             Stroock & Stroock & Lavan LLP
                                             180 Maiden Lane
                                             New York, New York 10038

          10. NO THIRD PARTY BENEFICIARIES. This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement, except (a) those designated as Mills Releasees, Chelsea Releasees or Simon Releasees under Section 5A, 5B and 5C hereof and (b) as provided in Section 5D and Section 7 hereof. Without limiting the foregoing, it is agreed that Westside and its Affiliates and Cinemark and its Affiliates are not third party beneficiaries of this Agreement.

          11. HEADINGS. The headings of the sections hereof are inserted for convenience only and shall not be deemed to constitute a part hereof nor to affect the meaning hereof.

          12. INTERPRETATION. Except for the Restrictive Covenant contained in
Section 3 (which is provided for below), if any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been contained herein. Moreover, if any one or more of the provisions contained in this Agreement, except for the Restrictive Covenant contained in Section 3 (which is provided for below), shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, that provision shall be construed by limiting and reducing it, so as to cause it to be enforceable to the extent compatible with applicable law. Notwithstanding the foregoing provisions of this Section 12 if Chelsea violates the original terms of the Restrictive Covenant contained in Section 3 (whether or not the Restrictive Covenant contained in Section 3 is held to be invalid, illegal or unenforceable in any respect or is held to be excessively broad as to duration, geographical scope, activity or subject), Mills shall be relieved of any further obligation to pay any unpaid amounts due under Section 2 hereof; provided, however, that if such violation occurs on or prior to December 31, 2000, then Chelsea shall also pay to Mills the lesser of (i) $12,200,000 or (ii) all amounts previously paid to Chelsea pursuant to Section 2 of this Agreement and Chelsea shall not have any further liability in damages; provided further, however, that if Chelsea continues to abide by the original terms of the Restrictive Covenant set forth herein, Mills shall continue to make the payments set forth in Section 3 hereof.

          13. COUNTERPARTS. This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all of the parties hereto, notwithstanding that all such parties are not signatories to the same counterpart.

          14. ARBITRATION. Mindful of the high cost of litigation, not only in dollars but time and energy as well, the parties intend to and do hereby establish a quick, final and binding out-of- court dispute resolution procedure to be followed in the unlikely event any controversy should arise out of or concerning the performance of this Agreement. Accordingly, the parties do hereby covenant and agree that any controversy, dispute or claim of whatever nature arising out of, in connection with or in relation to the interpretation, performance or breach of this Agreement, including any claim based on contract, tort or statute, other than injunctive relief for which a court action may be commenced, shall be settled, at the request of any party to this Agreement, through arbitration by a dispute resolution process administered by Jams/Endispute or any other mutually agreed upon arbitration firm involving final and binding arbitration conducted in New York, New York, administered by and in accordance with the then existing rules of practice and procedure of such arbitration firm and judgment upon any award rendered by the arbitrator may be entered by any state or federal court having jurisdiction thereof. Nothing in this Agreement shall prevent Mills, Simon or the Partnership at any time from seeking injunctive relief, either instead of, or in addition to, any other remedy provided for herein.

          15. FURTHER ASSURANCES. Each party agrees at any time and from time to time after the date hereof, upon the reasonable request of any party, to do, execute, and deliver all such further documents as may be required to carry out the terms of this Agreement. In addition promptly after the date hereof, Chelsea shall deliver to Simon, on behalf of the Partnership, all documents (other than leasing information) in its possession relating to the Center. Mills agrees that Simon shall be entitled to receive all documents on behalf of the Partnership.

          16. GOVERNING LAW. This Agreement and its validity, construction and performance shall be governed in all respects by the internal laws of the State of Delaware without giving effect to any principles of conflict of laws.

          17. EXPENSES. Each of the parties to this Agreement shall bear its own costs and expenses relating to the execution and delivery of this Agreement, including its legal fees and expenses, and that none of such costs and expenses are Partnership obligations. In any dispute under this Agreement, whether in an arbitration or action at law or in equity, the prevailing party shall be entitled to be reimbursed for its legal fees and expenses.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                             CHELSEA GCA REALTY PARTNERSHIP, L.P.

                             By: Chelsea GCA Realty, Inc., its General Partner


                             By:______________________________


                             CHELSEA GCA REALTY, INC.


                             By:______________________________


                             SIMON PROPERTY GROUP  L.P.

                             By: Simon Property Group, Inc., its General Partner


                             By:______________________________


                             SIMON PROPERTY GROUP (TEXAS) L.P., a Texas limited partnership


                             By:  GOLDEN RING MALL COMPANY LIMITED
                                  PARTNERSHIP, an Indiana limited partnership,
                                  General Partner

                                  By: SIMON PROPERTY GROUP
                                      (DELAWARE), INC., a Delaware
                                      corporation, General Partner


                                      By:_______________________________
                                      Its:_______________________________


                             SIMON/CHELSEA HOUSTON DEVELOPMENT,
                             L.P., a Texas limited partnership

                             By: S/C Houston Development LLC, a Delaware
                                 limited liability company, its General Partner

                                 By: Chelsea GCA Realty Partnership, L.P.,
                                     a Delaware limited partnership, its
                                     Operating Member

                                     By:  Chelsea GCA Realty, Inc., a Maryland
                                          corporation, its General Partner


                                          By:_____________________________
                                             Name:
                                             Title:

                             MILLS TEXAS ACQUISITIONS LIMITED
                             PARTNERSHIP

                             By: Mills Texas Acquisitions, L.L.C., its
                                 General Partner

                             By: The Mills Limited Partnership, its Manager

                             By: The Mills Corporation, its General Partner


                             By:________________________________
                                 Thomas E. Frost, Senior Vice President


                             THE MILLS LIMITED PARTNERSHIP

                             By: The Mills Corporation, its General Partner


                             By:_________________________________


                             THE MILLS CORPORATION


                             By:_________________________________